Ex. 99.2
NEWS…	Contact:	Robert S. Merritt
October 28, 2004		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, October 28, 2004 -- The Board of Directors of Outback Steakhouse, Inc. (NYSE: OSI) at its regular meeting held on October 27, 2004, declared a quarterly dividend of $0.13 per share of the Company’s common stock.  The dividend is payable on December 3, 2004 to shareholders of record as of November 19, 2004.

The Outback Steakhouse, Inc. restaurant system operates 869 Outback Steakhouses, 163 Carrabba's Italian Grills, 55 Bonefish Grills, 28 Fleming’s Prime Steakhouse and Wine Bars, 18 Roy’s, two Lee Roy Selmon’s, one Paul Lee’s Chinese Kitchen and six Cheeseburger in Paradise restaurants in 50 states and 20 countries internationally.

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